REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of July     , 2004 by and among World Health Alternatives, Inc., a Florida corporation (the “Company”), and Persons identified on the Schedule of Holders (the “Holders”) attached hereto as Exhibit A (the “Schedule of Holders”).

WITNESSETH:

WHEREAS, the Company and the Holders have entered into a Stock and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of July     , 2004, providing, among other things, for the purchase by the Holders of up to 5,000,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and warrants to purchase up to 1,500,000 shares of Common Stock; and

WHEREAS, it is a condition to the closing of the purchase and sale transactions set forth in the Purchase Agreement that the Company execute and deliver this Agreement and provide for the registration rights set forth herein;

NOW, THEREFORE, the parties, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

SECTION 1. Definitions. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the same meanings as defined in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 5(b)(i).

“Approved Underwriter” has the meaning set forth in Section 3(d).

“Company” has the meaning set forth in the preamble to this Agreement.

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Holder” or “Holders” has the meaning set forth in the preamble to this Agreement and also means each Person to whom a Holder Transfers Registrable Securities in accordance with Section 9.

“Inspectors” has the meaning set forth in Section 5(a)(xii).

“NASD” means the National Association of Securities Dealers, Inc.

“Prospectus” shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Records” has the meaning set forth in Section 5(a)(xii).

“Registrable Securities” means the Shares, the Warrant Shares and any securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares and Warrant Shares.

“Registration Statement” means any registration statement filed by the Company with the Commission under the Securities Act, including the Shelf Registration Statement, that covers some or all of the Registrable Securities, and any amendments or supplements thereto including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents and other materials incorporated by reference therein.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Shelf Registration” means a registration effected pursuant to Section 2(a).

“Shelf Registration Statement” means a shelf registration statement of the Company pursuant to the provisions of Section 2 that covers all of the Registrable Securities on Form SB-2 or such other form as may be permitted by the Commission under Rule 415 under the Securities Act, or any successor or similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Transfer” means, in respect of Registrable Securities, the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning, pledging or otherwise disposing of Registrable Securities.

“Violation” has the meaning set forth in Section 6(a).

SECTION 2. Shelf Registration Statement.

(a) Registration Requirement. The Company shall file with the Commission a Shelf Registration Statement meeting the requirements of the Securities Act within thirty (30) days following the Closing Date, and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company upon request all information with respect to such Holder that is reasonably necessary to make the information set forth in the Shelf Registration Statement or Prospectus not materially misleading.

(b) Effectiveness Requirement. The Company agrees to use its reasonable best efforts to keep such Shelf Registration Statement continuously effective and the Prospectus relating thereto usable for resales for a period commencing on the date that such Shelf Registration Statement is initially declared effective by the Commission and terminating on the earlier to occur of (i) the date when all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement and (ii) the date on which all Registrable Securities remaining to be sold under the Shelf Registration Statement may be sold (as confirmed by an unqualified opinion of counsel to the Company that is delivered to each of the Holders and reasonably satisfactory to them) without restriction or otherwise pursuant to Rule 144(k) under the Securities Act (the “Effectiveness Period”).

(c) Notice. The Company will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of such Shelf Registration Statement, notify each such Holder when such Shelf Registration Statement has become effective and take such other actions as are required to permit unrestricted resales of the Registrable Securities thereunder. The Company further agrees to supplement or amend such Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.

(d) Effective Shelf Registration Statement. The Shelf Registration Statement will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other Governmental Authority, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume. The Company will be deemed not to have used its reasonable best efforts to cause a Shelf Registration Statement to become, or to remain, effective during the requisite period if it voluntarily or negligently takes any action or omits to take any action that would result in any such Shelf Registration Statement not being declared effective or that would result in the Holders of Registrable Securities covered thereby not being able to offer or sell such Registrable Securities during that period.

(e) Eligibility. As of the Closing, the Company represents and warrants that it will be eligible to file a Shelf Registration Statement with respect to the Registrable Securities.

SECTION 3. Demand Registration.

(a) Request for Demand Registration. Subject to the provisions of Section 3(e), if at any time Holders holding at least a majority of the Registrable Securities held by all of the Holders (the “Initiating Holders”) may make a written request to the Company to register any Registrable Securities, the Company shall cause to be registered under the Securities Act (a “Demand Registration”) the number of Registrable Securities stated in such request; provided, however, that (i) the reasonably anticipated aggregate price to the public of all Registrable

Securities required to be included in such public offering shall exceed $10,000,000 and (ii) the Company shall not be obligated to effect more than two (2) such Demand Registrations pursuant to this Section 3. Each request for a Demand Registration by the Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Effective Demand Registration. The Company shall use its reasonable best efforts to cause a Registration Statement with respect to any such Demand Registration to become and remain effective. A registration requested under this Section 3 shall not constitute a Demand Registration until a Registration Statement has become effective and remains continuously effective until all Registrable Securities registered thereunder have been sold; provided, however, that a registration requested under this Section 3 shall not constitute a Demand Registration if (x) after such Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived.

(c) Underwriting Procedures. If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(d). If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, (i) first, such number of Registrable Securities of the Initiating Holders participating in the offering pursuant to this Section 3, which Registrable Securities shall be allocated pro rata among such Initiating Holders, based on the number of Registrable Securities requested to be included in such offering by each such Initiating Holder, (ii) second, any other Registrable Securities requested by Holders thereof to be included in such registration, which Registrable Securities shall be allocated pro rata among such Holders, based on the number of Registrable Securities requested to be included in such offering by each such Holder, and (iii) third, securities offered by the Company for its own account.

(d) Selection of Underwriters. If any registration of Registrable Securities effected pursuant to Section 2 or 3 hereof is in the form of an underwritten offering, the Holders holding a majority of the Registrable Securities held by all of the Holders shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”).

(e) Effect of Shelf Registration Statement. Notwithstanding the foregoing, the Holders of Registrable Securities shall not be entitled to exercise the rights set forth in this Section 3 if a Shelf Registration Statement shall have become effective in accordance with terms of Section 2 hereof and shall remain continuously effective during the Effectiveness Period; provided that such rights shall be immediately effective and exercisable by the Holders in accordance with their terms if such Shelf Registration Statement, once effective, shall at any time cease to be effective during the Effectiveness Period.

SECTION 4. Piggy-Back Registrations; Other Registrations. If, at any time prior to the second anniversary of the Closing Date, the Company shall determine to prepare and file with the Commission a registration statement under the Securities Act relating to an offering of any of its securities for its own account or the account of others (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor thereto) (an “Incidental Registration Statement”), then the Company shall send to each Holder a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such Incidental Registration Statement the Registrable Securities such Holder requests to be registered, subject to the following limitations. In the case of an underwritten offering in connection with an Incidental Registration Statement, if the managing underwriter advises the Company that the aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration, to the extent of the amount that such underwriter believes may be sold without causing such material adverse effect, (i) first, securities offered by the Company for its own account, (ii) second, such number of Registrable Securities of the Holders participating in the offering pursuant to this Section 4, which Registrable Securities shall be allocated pro rata among such Holders, based on the number of Registrable Securities requested to be included in such offering by each such Holder, (iii) third, any other securities of the Company requested to be included in such offering. In no event shall the Company publicly announce or file any Incidental Registration Statement at any time prior to the time when a Shelf Registration Statement has become effective in accordance with Section 2 of this Agreement.

SECTION 5. Registration Procedures.

(a) Obligations of the Company. In connection with its obligations under this Agreement to effect the registration of Registrable Securities under the Securities Act as provided in Section 2, 3 or 4 hereof, the Company shall, as expeditiously as practicable:

(i) prepare and file with the Commission a Registration Statement within the relevant time period specified in Section 2, 3 or 4 hereof, on a form that shall (A) be available for the sale of the Registrable Securities by the selling Holders thereof and (B) comply as to form with the requirements of the applicable form on which such Registration Statement is filed and include all financial statements required by the Commission to be filed therewith; provided, however, that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed; provided, further, that the Company shall not file any Shelf Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, other than filings required under the Exchange Act, if any of the Holders, their counsel or the managing underwriters of an underwritten offering of Registrable Securities shall reasonably object to such filing in a timely manner;

(ii) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period, in the case of a Shelf Registration Statement, or, in the case of another Registration Statement, for the applicable period required by this Agreement, or, in any such case, for such other period as reasonably requested by Holders of Registrable Securities, and cause each Prospectus to be supplemented, if so determined by the Company or requested by the Commission, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, respond within a reasonable time to any comments received from the Commission with respect to such Registration Statement, or any amendment, post-effective amendment or supplement relating thereto, and comply with the provisions of the Securities Act and the Exchange Act applicable to the disposition of all Registrable Securities covered by such Registration Statement during such applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement;

(iii) register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the Commission as any Holder of Registrable Securities covered by such Shelf Registration Statement or any underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things that may be reasonably necessary or desirable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder;

(iv) immediately notify each Holder of Registrable Securities, its counsel and the managing underwriters of an underwritten offering of Registrable Securities, if any, and promptly confirm such notice in writing (A) when the Registration Statement covering such Registrable Securities has become effective and when any post-effective amendments thereto become effective, (B) of any request by the Commission or any state securities authority for amendments and supplements to such Registration Statement or Prospectus or for additional information after such Registration Statement has become effective, (C) of the issuance or threatened issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the qualification of the Registrable Securities in any jurisdiction described in Section 5(a)(iii) or the initiation of any proceedings for that purpose, (D) if, between the effective date of such Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in the Purchase Agreement cease to be true and correct, (E) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the period in which such Registration Statement is required to remain effective pursuant to this Agreement which makes any statement made in such

Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (F) of the reasonable determination of the Company upon advice of its counsel that a post-effective amendment to such Registration Statement would be required;

(v) take reasonable best efforts to prevent the entry of any stop order suspending the effectiveness of any Registration Statement, or if entered, to obtain the withdrawal of any such stop order or to avoid the issuance of, or, if issued, obtain the withdrawal of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, in each case, as soon as possible;

(vi) furnish to each Holder of Registrable Securities included within the coverage of a Registration Statement, without charge, a number of conformed copies of the Registration Statement relating to the registration in question and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested) as such Holder or managing underwriters, if any, may reasonably request;

(vii) deliver to each selling Holder of Registrable Securities and each managing underwriter participating in any such disposition of Registrable Securities, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such Holder or managing underwriter may reasonably request (it being understood that the Company shall consent to the use of the Prospectus by each of the selling Holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus), such other documents incorporated by reference therein and any exhibits thereto as such selling Holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(viii) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold that do not bear any restrictive legends and that are registered in such names as the selling Holders or any underwriters may reasonably request at least two (2) Business Days prior to the closing of any sale of Registrable Securities pursuant to the Registration Statement relating thereto;

(ix) as soon as practicable after the resolution of any matter or event specified in Sections 5(a)(iv)(B), 5(a)(iv)(C), 5(a)(iv)(E), prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(x) within a reasonable time prior to the filing of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of such Registration Statement, provide upon request a reasonable number of copies of such document to the Holders and managing underwriters, if any, and make such representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities available for discussion of such document;

(xi) if requested by the Holders of Registrable Securities in connection with an underwritten offering of Registrable Securities: (i) (A) enter into such agreements (including underwriting agreements) as are customary in underwritten offerings, (B) make such representations and warranties in such agreements to the underwriters (if any), with respect to the business of the Company and the Subsidiaries as then conducted and with respect to the applicable Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings (it being understood that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters included in each such agreement shall also be made to and for the benefit of such Holders and any or all of the conditions precedent to the obligations of such underwriters under such agreements shall be conditions precedent to the obligations of such Holders), and confirm the same if and when requested and (C) include in such agreements such terms and conditions as customary in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 6 of this Agreement; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; and (iii) obtain “cold comfort” accountants’ letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the applicable Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings;

(xii) if requested by Holders of Registrable Securities in connection with an underwritten offering of Registrable Securities, make reasonably available for inspection by any selling Holder of Registrable Securities who certifies to the Company that it has a current intention to sell Registrable Securities pursuant to the applicable Registration Statement, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during the Company’s normal business hours, all financial and other records, and pertinent organizational and operational documents of the Company and the Subsidiaries (collectively, the “Records”), and cause the officers, trustees and employees of the Company and the Subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement;

(xiii) comply with all applicable rules and regulations of the Commission so long as any provision of this Agreement shall be applicable and make generally available to its security holders (either directly or as a consequence of filing a Form 10-KSB with the Securities and Exchange Commission) earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than ninety (90) days after the end of any fiscal year) or, in each case, such shorter period as may be required for the filing of reports containing annual financial statements pursuant to the rules and regulations adopted under the Securities Act from time to time (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering, and (B) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve-month periods;

(xiv) cooperate with each seller of Registrable Securities covered by a Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD or any other self-regulatory organization;

(xv) take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby; and

(xvi) notwithstanding any other provision of this Section 5(a), if the Company becomes ineligible to use the registration form on which a Registration Statement is filed and declared effective, thereby precluding any Holder from using the related Prospectus, the Company shall use its reasonable best efforts to prepare and file either (A) a post effective amendment to such Registration Statement to convert such registration statement to, or (B) a new Registration Statement on, another registration form which the Company is eligible to use within thirty (30) days after the date that the Company becomes so ineligible; provided such other registration form shall be available for the sale of the Registrable Securities by the selling Holders thereof and such amended or new Registration Statement shall remain subject in all respects to the provisions of this Section 3.

(b) Holders’ Obligations.

(i) Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Sections 5(a)(iv)(B), 5(a)(iv)(C), 5(a)(iv)(E), 5(a)(iv)(F), such Holder will discontinue disposition of Registrable Securities pursuant to the Registration Statement at issue until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(ix) or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies other than permanent file copies in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

(ii) Each Holder agrees (A) that the Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to it such information regarding such seller as may be required by the staff of the Commission to be included in the applicable Registration Statement, (B) the Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information that is not otherwise readily available to the Company within ten (10) Business Days after receiving such request and (C) the Company shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

SECTION 6. Indemnification. In the event any Registrable Securities are included in a Registration Statement pursuant to this Agreement:

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls a Holder or underwriter within the meaning of the Securities Act or the Exchange Act and each officer, director, agent, affiliate and employee of each Holder, underwriter and controlling Person, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal, state or other applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein, any document incorporated by reference in such Registration Statement or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements made therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state or foreign securities law. In addition, the Company will pay to a Holder, underwriter or controlling Person or officer, director, agent, affiliate or employee of a Holder, underwriter or controlling Person, in advance, any legal or other expenses expected to be incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6(a) does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed. The Company shall notify the Holders promptly of the institution, threat or assertion of any action, claim, suit, investigation or proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) To the fullest extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed any applicable Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other stockholder selling securities in such Registration Statement and any controlling Person of any such underwriter or other stockholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal, state or other applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case solely to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; provided, however, that the provisions of this Section 6(b) do not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent may not be unreasonably withheld, conditioned or delayed; provided, further, that, in no event will any Holder’s obligations under this Section 6(b) exceed the net proceeds received by such Holder from the sale of Registrable Securities under the Registration Statement giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, if (A) the indemnifying party acknowledges its obligation to indemnify the indemnified party for any losses, damages or liabilities resulting from such claim and provide reasonable evidence to the indemnified party of its financial ability to satisfy such obligation; (B) the claim does not seek to impose any liability or obligation on the indemnified party other than for money damages; and (C) the claim does not relate to the indemnified party’s relationship with its customers or employees. An indemnified party shall have the right to employ separate counsel in any such action, claim, suit, investigation or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying party has agreed in writing to pay such fees and expenses; (2) the indemnifying party shall have failed promptly to assume the defense of such action, claim, suit, investigation or proceeding and to employ counsel reasonably satisfactory to such indemnified party in any such action, claim, suit, investigation or proceeding; (3) the indemnifying party is not entitled to assume and control the defense of any such action, claim, suit, investigation or proceeding pursuant to clauses (A), (B) or (C) of the immediately preceding sentence; or (4) such indemnified party shall have been advised by counsel that a conflict of interest is likely to exist if one counsel were to represent such indemnified party and the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all indemnified parties shall be at the expense of the indemnifying party). The indemnifying party will not be liable for any settlement of any action, claim, suit, investigation or proceeding effected without its consent, which consent may not be unreasonably withheld, conditioned or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof an unconditional release of such indemnified party from all liability in respect of such claim or litigation. The failure by the indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any obligation or liability to the indemnified party under this Section 6, except (and only) to the extent that such failure shall have materially prejudiced the indemnifying party.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that, in no event will any contribution by a Holder under this Section 6(d) exceed the net proceeds received by such Holder from the sale of Registrable Securities under the Registration Statement giving rise to such indemnification obligation. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by a party as a result of any loss, liability, claim, damage or expense shall be deemed to include, in the case of any Person indemnified by the Company under Section 6(a), subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses of such party in connection with any action, claim, suit, investigation or proceeding to the extent such Person would have been indemnified for such fees or expenses if the indemnification provided for in Section 6(a) had been available to such party in accordance with its terms.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(f) The obligations of the Company and Holders under this Section 6 will survive the completion of any offering of Registrable Securities under any Registration Statement or otherwise.

SECTION 7. Reports Under the Exchange Act.

(a) The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. The Company shall take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any other exemption from registration. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement that it has complied with such requirements.

(b) In connection with any Transfer by a Holder of any Registrable Securities pursuant to Rule 144, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any legend restricting the resale or other Transfer thereof, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the Holder may reasonably request at least two (2) business days prior to any sale of Registrable Securities.

(c) So long as a Registration Statement is effective covering the resale of Registrable Securities owned by a Holder, the Company will furnish to such Holder: (i) as soon as practicable after it is available, one copy of (A) its annual report to stockholders (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (B) its annual report on Form 10-KSB (the foregoing, in each case, excluding exhibits); and (ii) upon the request of the Holder, all exhibits excluded by the parenthetical to clause (i) of this Section 7(c) as filed with the Commission and all other information that is made available to shareholders of the Company.

SECTION 8. Registration Expenses. All fees and expenses (including the legal fees and expenses of a single counsel representing the Holders) that relate to the administration of, performance of or compliance with this Agreement by the Company and the Holders shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement or otherwise; provided that legal fees and expenses of the Holders incurred in connection with their review of a Shelf Registration Statement shall be borne by the Holders.

SECTION 9. Assignment of Rights. Except as expressly provided in this Section 9, the rights of the parties hereto cannot be assigned to any other Person and any purported assignment or transfer to the contrary shall be void ab initio. So long as the terms of this Section 9 are followed, any Holder may assign any of its rights under this Agreement, without the consent of the Company, to any Person to whom such Holder Transfers any Registrable Securities.

SECTION 10. Miscellaneous Provisions.

(a) Waivers and Amendments. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders that hold at least two-thirds (66 2/3%) of the Registrable Securities held by all Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all Holders and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(b) Notices. All notices and other communications required or permitted hereunder must be in writing and, except as otherwise noted herein, must be addressed as follows:

(i) if to the Company, to:

World Health Alternatives, Inc.

300 Penn Center Boulevard, Suite 201

Pittsburgh, Pennsylvania 15235

Attention: Richard E. MacDonald

Fax: 412-829-8905

(ii) if to any Holder, to the address shown on such Holder’s signature page hereto, marked for attention as there indicated,

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance with the provisions of this Section 10(b). Any such notice or communication will be deemed to have been received: (A) in the case of facsimile or personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next Business Day after the date sent; and (C) if by registered or certified mail, on the third Business Day following the date postmarked.

(c) Descriptive Headings and References. The descriptive headings herein have been inserted for convenience only and are not deemed to limit or otherwise affect the construction of any provisions hereof.

(d) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Pennsylvania applicable to contracts made and to be performed entirely within such State. The parties hereto irrevocably submit to the non-exclusive jurisdiction of any state or federal court sitting in the State of Pennsylvania over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, and such counterparts shall together constitute but one and the same document.

(g) Entire Agreement. This Agreement, together with the Purchase Agreement and Warrant Agreement, constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof.

(h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

(i) Third Party Beneficiaries. Except as expressly provided herein, no provision of this Agreement is intended to confer any rights, benefits or remedies upon any Person other than the parties hereto and their respective successors and assigns.

(j) Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by any Holder by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(k) Further Assurances. Each of the parties hereto shall execute and deliver such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

WORLD HEALTH ALTERNATIVES, INC.

By:
Name:
Title:

HOLDER SIGNATURE PAGES FOLLOW

HOLDER SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

The undersigned Holder hereby executes this counterpart signature page to the Registration Rights Agreement, dated as of July     , 2004 by and among World Health Alternatives, Inc. and certain Holders, including the undersigned.

Name of Holder (Please print)

By:
(Signature)

By:
(Second signature, if necessary)

Print Name:

Title:

Address:

Phone:

Fax:

Exhibit A

Schedule of Holders

A-1